UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2006

BIOVEST INTERNATIONAL, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	0-11480	41-1412084
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

377 Plantation Street

Worcester, Massachusetts 01605

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (508) 793-0001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BIOVEST INTERNATIONAL, INC.

FORM 8-K

Item 1.01. Entry Into a Material Definitive Agreement.

On April 26, 2006, Biovest International, Inc., a Delaware corporation (the “Company” or “Biovest”), through its wholly owned subsidiary, Biovax, Inc. (“Biovax”) closed a financing transaction (the “Transaction”) that was structured in an effort to obtain certain perceived advantages and enhancements from the New Market Tax Credit regulations adopted under the auspices of the United States Department of the Treasury in 2002 to provide incentive for investing in businesses located in “qualifying census tracts,” or areas with a median income below the poverty line. Biovax’s Plant (as defined below) is presently located in a qualifying census tract. Full authorization for the closing of the Transaction and all signatures on respective Transaction documents were received on April 26, 2006. The Transaction closed on April 26, 2006 and funded on April 27, 2006.

In the Transaction, Biovax entered into a Convertible Loan Agreement where Telesis CDE purchased from Biovax a Subordinated Convertible Promissory Note dated as of April 25, 2006 in the principal amount of $11,500,000 (“CDE Loan”). The CDE Loan has a maturity date of October 27, 2013 and is described in more detail below and copy of the agreement is attached as an exhibit. The following parties were involved in the Transaction: Biovax, Accentia Biopharmaceuticals, Inc. (“Accentia”), the Company’s majority shareholder, Biolender, LLC (“Biolender”), Telesis CDE Two, LLC (“Telesis CDE”), Telesis CDE Corporation, Biovax Investment LLC (“Leverage Fund”), U.S. Bancorp Community Investment Corporation (“USBCIC”), First Bank and Laurus Master Fund, Ltd. (“Laurus”).

Under an Asset Purchase Agreement dated as of April 18, 2006, the Company transferred all or substantially all of the assets of its vaccine manufacturing business situated at 377 Plantation Street, Worchester, Massachusetts (the “Plant” and the assets hereinafter the “Equipment”) and its rights under that certain lease agreement for the Plant and that certain letter of intent with the landlord to potentially lease additional space adjacent to the Plant (collectively the “Leasehold”) to Biovax, a wholly-owned subsidiary of the Company. As full purchase price for the Equipment, Biovax paid to the Company $1,500,000 and assumed certain liabilities of the Company, including a portion of a demand note payable to Accentia. In addition, Biovax advanced rental payments for the Leasehold in the amount of $4,500,000. Under the Asset Purchase Agreement, the Company is required to treat the advance as unrestricted and nonsegregated funds provided that the Company shall use the funds to make all required lease payments. Finally, Biovax also hired all employees of the Company that were related to the vaccine manufacturing business and assumed responsibility for all accrued vacation time and maintenance of existing health and other benefits.

Previously, on March 31, 2006 in contemplation of the Transaction and other potential New Market Tax Credit financings and other financings, the Company, closed a financing transaction with Laurus pursuant to which Laurus purchased from the Company a secured promissory note in the principal amount of $7,799,000 (the “Laurus Note”). Under the terms of the Laurus Note, $7,500,000 of the principal amount was deposited into a restricted bank account of the Company (the “Restricted Account”) pursuant to a restricted account agreement between the Company and Laurus. Accentia, The Analytica Group, Inc. and Laurus also entered into an Amended and Restated Stock Pledge Agreement pledging Accentia’s shares of TEAMM Pharmaceuticals, Inc., The Analytica Group, Inc., the Company and Biolender to secure the obligations owed to Laurus as a result of the Laurus Note and Transaction.

In contemplation of the Transaction, the Company and its parent Accentia, formed Biolender, LLC as a Delaware limited liability company. On April 27, 2006, $2,500,000 was released from the Restricted Account created under the Laurus Note to fund the purchase of a 29.5% equity interest in Biolender for the benefit of the Company. In addition, on April 27, 2006, Accentia, the majority shareholder in the Company, used the proceeds of a $6,000,000 intraday loan from First Bank to purchase the remaining 70.5% equity interest in Biolender. All distributions from Biolender are allocated to Accentia until Accentia receives the return of its capital contribution and then to Biovest until Biovest receives the return of its capital contribution and then proportionately between Accentia and Biovest. The loan obligation was also subject to a First Bank Subordination Agreement with respect to the Laurus obligations as a senior lender. All of the equity interests in Biolender owned by the Company and Accentia have been pledged to Laurus as collateral to secure the Laurus Note and Accentia’s guarantee of the Laurus Note. On April 27, 2006, the Company redeemed 10 million shares of its common stock owned of record by Accentia for $6 million cash payment which equaled the market price of $0.60 per share. Accentia used the proceeds of the stock redemption to repay its intraday loan due First Bank.

Upon the completion of the funding of Biolender by the Company and Accentia and receipt of $3,600,000 from USBCIC via an equity investment in the Leverage Fund, Biolender and the Leverage Fund entered into a Loan and Security Agreement pursuant to which Biolender made a loan to the Leverage Fund in the principal amount of $8,500,000 (the “Leverage Loan”), evidenced by a promissory note dated as of April 25, 2006 payable from the Leverage Fund to Biolender (the “Leverage Note”). The Leverage Note becomes due on October 27, 2013. Biovax Investment Corporation (“Biovax IC”) also contributed an equity investment of $100 as the Leverage Fund manager in return for a .01% ownership interest.

Interest on the Leverage Loan accrues on the outstanding principal amount of the Leverage Loan at the rate of 5.18% per annum, non-compounding, commencing on April 25, 2006 until October 27, 2013; and shall be payable as follows: (i) 0.64% interest per annum, non-compounding, shall be payable in arrears on May 1, 2006 and continuing on the first day of each calendar month thereafter until October 27, 2013; and (ii) any remaining accrued and unpaid interest shall be payable in one installment on October 27, 2013. All interest on the Leverage Loan shall accrue based on the actual number of days elapsed and calculated based on a year of three hundred and sixty (360) days.

The outstanding principal amount on the Leverage Loan, together with all accrued and unpaid interest, is due on maturity as follows (i) in cash in the amount of the outstanding principal amount on the Leverage Loan, together with all accrued and unpaid interest thereon, if the Leverage Fund received cash distributions from Telesis CDE on October 27, 2013 from loan repayments of Biovax to Telesis CDE, or (ii) in shares of common stock of the Company, if the Leverage fund received shares of common stock from Telesis CDE on October 27, 2013. The number of shares payable shall be determined by dividing the outstanding principal amount on the Leverage Loan, together with all accrued and unpaid interest thereon, by the conversion price as set forth in the CDE Loan.

The Leveraged Fund then contributed equity to Telesis CDE (the “QEI Contribution”), which equity is expected to constitute a “qualified equity investment” (“QEI”) under the New Markets Tax Credit Program authorized by Section 45D of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (collectively, the “Code” and the program the “NMTC Program”) and administered by the Community Development Financial Institutions Fund of the United States Treasury Department (“CDFI Fund”). All of the Leverage Fund’s interest in Telesis CDE has been pledged to Biolender as collateral for the Leverage Note.

The proceeds of the QEI Contribution were used by Telesis CDE to fund the CDE Loan to Biovax, which is expected to constitute a “qualified low-income community investment” (“QLICI”) under the NMTC Program. Biovax business is conducted within a United States population census track which constitutes a Low-Income Community under the NMTC Program. As a condition of making the equity contribution to the Leverage Fund, USBCIC required Biovax to indemnify it under a Tax Credit and Reimbursement and Indemnity Agreement against any loss of the tax credits as a result of the CDE Loan to constitute a QLICI and certain other conditions generally know as a recapture event. The Company and certain directors and/or stockholders of Accentia guaranteed the indemnification by Biovax.

The following describes certain material terms of the CDE Loan and transactional warrants related to the Transaction:

•	The CDE Loan has a principal amount of $11,500,000 and matures on October 27, 2013. Interest on the outstanding principal amount of the CDE Loan shall accrue at the rate of one percent (1.0%) per annum, non-compounding and shall be payable in arrears on a monthly basis commencing on May 1, 2006 and continuing until maturity. The CDE Loan is unsecured and is guaranteed by the Company.

•	The CDE Loan is due and payable by the Biovax as follows: (i) Two Hundred Thousand and 00/100 Dollars ($200,000.00) of the outstanding principal amount of the CDE Loan shall be paid in cash on April 25, 2013, and (ii) the remaining Eleven Million Three Hundred Thousand and 00/100 Dollars ($11,300,000.00) of the outstanding principal amount of the CDE Loan shall be repaid in cash or, in shares of common stock of the Company on October 27, 2013 at the option of Telesis CDE at the average closing price of the common stock on the NASD OTC Bulletin Board or other market where the common stock is listed for the five business days immediately before the conversion notice supplied by Telesis CDE, or, otherwise, shall be repaid in full in cash.

•	Biovax has the right to prepay the CDE Loan, provided that (i) it prepays the entire CDE Loan amount, (ii) Telesis CDE consents to such prepayment and USBCIC and the managing member of Telesis CDE agree on the reinvestment of such proceeds in an alternative investment that would qualify as a QLICI and (iii) Biovax or the Individual Guarantors (as defined below) under the Tax Credit and Reimbursement and Indemnity Agreement pay to USBCIC the recapture amount so specified is such agreement.

•	All indebtedness owed by Biovax to Telesis CDE, including its right to receive payments of principal and interest under the CDE Loan, is unsecured and is expressly subordinate to the extent under the Telesis Subordination Agreement dated as of April 25, 2006 entered into by Laurus, Telesis CDE, Biovax, the Company and Accentia.

•	Under a Put Option Agreement, on April 27, 2013, Biovax IC and USBCIC will each have the right to require Biolender to purchase their respective equity interests in the Leverage Fund for a three month exercise period. Biolender shall have the obligation to acquire the respective equity interests of Biovax IC and USBCIC in the Leverage Fund under the Put Option Agreement for the payment to Biovax IC and USBCIC of $1,000 and $180,000 respectively. Furthermore, under a

Purchase Option Agreement, for a three month period after the expiration of the put option and to the extent that the put option was not exercised, Biolender will have the option to purchase Biovax IC’s and USBCIC’s respective equity interests in the Leverage Fund based on the fair market value of the equity interests at that time.

•	The Company granted a Warrant to Telesis CDE that provides that Telesis CDE Corporation may purchase up to 1,200,000 shares of the Company’s common stock at an exercise price equal to $1.30 per share, subject to customary adjustments. The Warrant vests 300,000 shares three years form the closing date of the Transaction and 300,000 shares each year thereafter. The exercise price may be paid by Telesis CDE Corporation in cash or through a cashless exercise by surrendering a portion of the warrant or underlying warrant shares with a fair market value at the time of exercise equal to the exercise price. 300,000 shares of the warrant will vest on April 26, 2009, with 300,000 shares vesting each April 26 thereafter until all shares have vested. The Company Warrant will expire on April 24, 2015. Telesis CDE was granted limited registration rights in certain circumstances if the shares of common stock of the Company owned of record by Accentia are registered.

•	In connection with the Transaction, Telesis CDE Corporation received a similar warrant for the purchase of up to 100,000 shares of common stock of Accentia, the majority stockholder of the Company, with an exercise price of $9.00 per share with an adjustment downward to $8.00 per share provided that by April 27, 2007 Telesis CDE Corporation provides for or arranges a suballocation of $8,000,000 in New Markets Tax Credits (“Credits”) for the benefit of the Company. 70,000 shares of the Accentia Warrant vested as of April 25, 2006, while the other 30,000 shares will vest on the suballocation of the Credits as described above. The Accentia Warrant will expire on April 24, 2013.

•	All amounts payable by Biovax under its indemnity to USBCIC are guaranteed by the Company. In addition, the Company and certain officers, directors and related trusts (“Individual Guarantors”) guarantee the payment of all obligations under the CDE Loan. The Individual Guarantors’ obligations are proportionate and provide for a maximum aggregate liability for each of the Individual Guarantors as set forth in the Guaranty Agreement. Accentia also guarantees the payment of $60,000 per year on the CDE Loan and any expenses incurred thereunder by Telesis CDE Corporation or the Leverage Fund. Both the Company and Accentia entered into Indemnity Agreements with the Guarantors.

It is anticipated that the proceeds of the CDE Loan will be used by Biovax (i) to purchase vaccine manufacturing assets, (ii) to make a deposit on its sublease to the Company, (iii) for business operations, including purchasing the work in progress on 25 vaccines from the Company under a Vaccine Purchase and Sale Agreement dated as of April 28, 2006, including for the liabilities associated therewith up to a maximum amount of $1,325,000, (iv) to redeem 10 million shares of Company common stock owned of record by Accentia for $6,000,000 which was its current market value and (v) other appropriate uses.

The CDE Loan/CDE Note, the Biovest Warrant and the Accentia Warrant were issued by Biovest, Biovax and Accentia (respectively) as described above in a transaction that was exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), by virtue of Section 4(2) of the Securities Act and by virtue of Rule 506 of Regulation D under the Securities Act. Such sale and issuance did not involve public offering, was made without general solicitation or advertising, and Telesis CDE and Telesis CDE Corporation are accredited investors with access to all relevant information necessary to evaluate the investment and represented to us and Accentia that the CDE Loan/CDE Note, Company Warrant and Accentia Warrant were being acquired for investment.

The foregoing description of the Transaction does not purport to be a complete description of the material terms of the Transaction and is qualified in its entirety by reference to the agreements entered into in connection with the Transaction. Such agreements are included as exhibits to this Current Report on Form 8-K.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registration.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 7.01. Regulation FD Disclosure.

On May 1, 2006, Accentia and the Company reported the closing of the Transaction. A copy of the press release is furnished with this report as Exhibit 99.1.

The information in this report is being furnished pursuant to Item 7.01 “Regulation FD Disclosure”, not filed, for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This information shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Form 8-K.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

BIOVEST INTERNATIONAL, INC.

By:	/s/ James A. McNulty
James A. McNulty,
Chief Financial Officer

Date: May 2, 2006

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amended and Restated Stock Pledge Agreement, dated as of April 29, 2005 and amended and restated as of April 25, 2006, among Laurus, Accentia and each other Pledgor party thereto.

10.2	Demand Note, dated April 21, 2006, issued by the Company to Laurus.

10.3	First Bank Subordination Agreement, dated as of April 25, 2006, by and among Laurus, First Bank (“First Bank”) and Accentia.

10.4	Telesis Subordination Agreement, dated as of April 25, 2006, by and among Laurus, Telesis CDE Two, LLC (“Telesis CDE”), Biovax, Inc. (“Biovax”), the Company and Accentia.

10.5	Promissory Note, dated April 25, 2006, issued by Biovax Investment LLC (“Leverage Fund”) to Biolender, LLC (“Biolender”).

10.6	Loan and Security Agreement, dated as of April 25, 2006, between Leverage Fund and Biolender.

10.7	Subordinated Convertible Promissory Note, dated April 25, 2006, from Biovax to Telesis CDE.

10.8	Convertible Loan Agreement, dated as of April 25, 2006, by and among Biovax, Telesis CDE and the Company.

10.9	Guaranty, dated April 25, 2006, made by Frances E. O’Donnell, Jr., Kathleen M. O’Donnell (as Trustee of the Frances E. O’Donnell, Jr. Irrevocable Trust), Dennis L. Ryll, Ronald Osman, Steven J. Stogel, Donald L. Ferguson, Donald L. Ferguson (as trustee of the Donald L. Ferguson Revocable Trust), the Company and Accentia in favor of U.S. Bancorp Community Investment Corporation (“USBCIC”) and Telesis CDE.

10.10	Limited Liability Company Agreement of Biolender, LLC, dated April 25, 2006, between the Company and Accentia.

10.11	Put Option Agreement dated April 25, 2006, between Biovax, Leverage Fund, USBCIC and Biolender.

10.12	Purchase Option Agreement dated April 25, 2006, between Biovax, Leverage Fund, USBCIC and Biolender.

10.13	Common Stock Purchase Warrant, dated April 25, 2006, issued by the Company to Telesis CDE.

10.14	Common Stock Purchase Warrant, dated April 25, 2006, issued by Accentia to Telesis CDE.

10.15	Tax Credit Reimbursement and Indemnity Agreement, dated as of April 25, 2006, between Biovax and USBCIC.

10.16	Asset Purchase Agreement dated April 18, 2006 between Biovest and Biovax

10.17	Vaccine Purchase and Sale Agreement, dated as of April 28, 2006, between Biovax and the Company.

10.18	Indemnification Agreement, dated as of April 25, 2006, from the Company to Dennis Ryll.

10.19	Indemnification Agreement, dated as of April 25, 2006, from the Company to Steven Stogel.

10.20	Indemnification Agreement, dated as of April 25, 2006, from the Company to Donald Ferguson.

10.21	Indemnification Agreement, dated as of April 25, 2006, from the Company to Ronald Osman.

10.22	Indemnification Agreement, dated as of April 25, 2006, from the Company to Francis O’Donnell.

10.23(1)	Note and Warrant Purchase Agreement, dated March 31, 2006, between Biovest International, Inc. (the “Company”) and Laurus Master Fund, Ltd. (“Laurus”).

10.24(1)	Secured Promissory Note, dated March 31, 2006, issued by the Company to Laurus.

10.25(1)	Restricted Account Agreement, dated March 31, 2006, among the Company, Laurus, and North Fork Bank.

10.26(1)	Restricted Account Letter Agreement, dated March 31, 2006, between the Company and Laurus.

10.27(1)	Stock Pledge Agreement, dated March 31, 2006, between Laurus and Accentia Biopharmaceuticals, Inc. (“Accentia”).

99.1	Press Release, dated May 1, 2006.

(1)	Incorporated by reference to the exhibits to the Company’s Current Report on Form 8-K, dated March 31, 2006 (File No. 000-18480).